Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated January 28, 2025, relating to the financial statements of Gesher Acquisition Corp. II. as of December 31, 2024, and for the period from August 29, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 27, 2025